Exhibit 31.1

RULE 13a-14(a) CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, James M. Gasior, certify that:

1. I have reviewed this annual report on Form 10-K/A of Cortland Bancorp and

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: April 12, 2013

/s/ James M. Gasior
James M. Gasior
Title: Chief Executive Officer (Principal Executive Officer)